UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2008

CEC ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Kansas	0-15782	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 West Airport Freeway Irving, Texas	75062
(Address of Principal Executive Offices)	(Zip Code)

(972) 258-8507

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 14, 2008, CEC Entertainment, Inc. (the “Company”) filed a certificate of amendment with the Secretary of State of the State of Kansas and restated the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to eliminate all references to the Company’s Class A Preferred Stock, par value $60.00 (the “Preferred A Shares”), which had previously been redeemed and retired. On the same date, the Board of Directors of the Company (the “Board”) approved an amendment to the Company’s Bylaws (the “Bylaws”) conforming the Bylaws to eliminate all references to the Preferred A Shares as well as to remove provisions relating to an executive committee of the Board that the Board has determined is no longer applicable.

The preceding description of the Articles and Bylaws is qualified in its entirety by reference to the Articles and Bylaws that are filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Restated Articles of Incorporation of CEC Entertainment, Inc.

3.2	Amended and Restated Bylaws of CEC Entertainment, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: October 14, 2008	By:	/s/ Christopher D. Morris
Christopher D. Morris
Executive Vice President
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
3.1	Restated Articles of Incorporation of CEC Entertainment, Inc.

3.2	Amended and Restated Bylaws of CEC Entertainment, Inc.

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